UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 19, 2011

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, Bay Banks of Virginia, Inc. (the “Company”) issued a press release announcing that Austin L. Roberts, III has stepped aside as President and Chief Executive Officer of Bank of Lancaster (the “Bank”), a wholly-owned subsidiary of the Company, effective May 19, 2011. Mr. Roberts will continue to serve as Vice Chairman of the Bank, as well as continuing to serve the Company as its President and Chief Executive Officer. He also will remain a director of the Company and its subsidiaries. On May 19, 2011, the Board of Directors of the Bank appointed Kenneth O. Bransford, Jr. as President and Chief Executive Officer of the Bank.

The press release also announced that Mr. Roberts is planning to retire from the position of President and Chief Executive Officer of the Company in March 2012.

A copy of the Company’s press release issued May 25, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press release of Bay Banks of Virginia, Inc. issued May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Robert F. Hurliman
Robert F. Hurliman
Chairman of the Board

May 25, 2011

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press release of Bay Banks of Virginia, Inc. issued May 25, 2011.